                                                                      EXHIBIT 11


                               BAY NETWORKS, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except per share amounts)




                                                                           Three Months Ended           Nine Months Ended
                                                                                March 31,                    March 31,
                                                                              (Unaudited)                  (Unaudited)
                                                                        -----------------------     ------------------------
Primary Earnings per Share:                                                  1997          1996          1997           1996
                                                                        ---------     ---------     ---------      ---------

Net income (loss)                                                       $     255     $  29,187     $(167,004)     $ 151,181
                                                                        =========     =========     =========      =========
Shares:
  Weighted average shares outstanding:                                    198,292       186,292       192,894        184,029

Add:  Shares issuable from assumed
      exercise of options (as determined
      by the application of the treasury
      stock method)                                                         4,787        13,952            --         15,004
                                                                        ---------     ---------     ---------      ---------

Weighted average common shares and equivalents outstanding                203,079       200,244       192,894        199,033
                                                                        =========     =========     =========      =========

Primary earnings (loss) per share                                       $      --     $    0.15     $   (0.87)     $    0.76
                                                                        =========     =========     =========      =========




                                                                         Three Months Ended               Nine Months Ended
                                                                              March 31,                      March 31,
                                                                             (Unaudited)                    (Unaudited)
                                                                      ------------------------      -------------------------
Fully Diluted Earnings per Share (A):                                    1997           1996           1997            1996
                                                                      ---------      ---------      ---------       ---------
Net income (loss)                                                     $     255      $  29,187      $(167,004)      $ 151,181
                                                                      =========      =========      =========       =========

Shares:
  Weighted average shares outstanding                                   198,292        186,292        192,894         184,029

Add:  Shares issuable from assumed
      exercise of options (as determined
      by the application of the treasury
      stock method)                                                       4,783         13,974             --          15,564
                                                                      ---------      ---------      ---------       ---------

Weighted average common shares and equivalents outstanding              203,075        200,266        192,894         199,593
                                                                      =========      =========      =========       =========

Fully diluted earnings (loss) per share                               $      --      $    0.15      $   (0.87)      $    0.76
                                                                      =========      =========      =========       =========



_________________

(A) This calculation is submitted in accordance with Securities Exchange Act of 1934, Regulation S-K Item 601, although not required by Footnote 2 to Paragraph 14 of "Accounting Principles Board Option No. 15" because it results in dilution of less than 3%.








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